UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

On June 13, 2017, Supernus Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The definitive proxy statement pertaining to the Annual Meeting was previously filed by the Company with the Securities and Exchange Commission on April 27, 2017.  As of the close of business on April 13, 2017, there were 50,228,397 shares of common stock outstanding and entitled to vote.  The tabulation of votes for each proposal voted on by the stockholders was as follows:

Proposal 1:  Election of Class II Directors, each to serve until the Annual Meeting of the Company in 2020.

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles W. Newhall, III	33,767,052	7,231,938	4,912,749
Frederick M. Hudson	31,981,143	9,017,847	4,912,749

Proposal 2:  Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstain	Broker Non-Votes
45,476,952	418,886	15,901	0

Proposal 3:  To approve, on a non-binding basis, the compensation paid to our named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
40,375,490	609,230	14,270	4,912,749

Proposal 4:  To approve, on a non-bonding basis, the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
33,923,876	577,585	6,482,629	14,900	4,912,749

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: June 13, 2017	By:	/s/ Jack A. Khattar
Jack A. Khattar
President, Chief Executive Officer and Secretary